Exhibit 99.1

Viewbix Reports its Financial Results for 2022 with a 114% Growth in Revenues Totaling $97 Million

Viewbix reached an operating income of $2.7 million

Amihay Hadad, Viewbix, CEO: “The acquisition of Cortex and the continued focus on our main activities have been instrumental in driving our growth. In addition to our organic growth, we plan to continue to pursue strategic opportunities to leverage our presence in the digital advertising market and expand into new segments”

Ramat Gan, Israel, March 24, 2023 – Viewbix Inc. (OTC: VBIX) (“Viewbix” or the “Company”), a global developer of mar-tech and ad-tech innovative technologies, today announced its financial consolidated results for the fourth quarter and fiscal year ended December 31, 2022, reporting a record-breaking revenue of almost $100 million.

Viewbix attributes its success to the growth in its digital content activity, which began in October 2021, with the acquisition of Cortex Media Group Ltd. This acquisition allowed Viewbix to offer additional platforms to its customers, resulting in a strong financial performance in 2022.

The results refer to Gix Media’s consolidated financials for the fourth quarter and the fiscal year ending December 31, 2022, in comparison to the same period of 2021.

Key highlights for the fiscal year ended December 31, 2022, include:

Revenues for the fiscal year ended December 31, 2022, reached a record high of $96,603 thousand an increase of 114% compared to the fiscal year ended December 31, 2021. In the fourth quarter of 2022, revenues amounted to a record of $30,488 thousand, an increase of 43% compared to the fourth quarter of 2021.

● EBITDA (Earnings Before Interest, Taxes, Depreciations, Amortizations) for the fiscal year ended December 31, 2022, amounted to $5,535 thousand, an increase of 123% compared to the corresponding period in 2021. For the three-month period ended December 31, 2022, EBITDA amounted to $2,077 thousand, an increase of 68% compared to the corresponding period in 2021.

● Operating income. Viewbix reached an operating income of $2,726 thousand in the fiscal year ended December 31, 2022 compared to an operating income of $541 thousand in 2021. In the fourth quarter of 2022 the operating income amounted to $1,319 thousand an increase of 125% compared to an operating income of $585 thousand in the fourth quarter of 2021.

● Net profit for the fiscal year ended December 31, 2022 rose to $1,117 thousand compared to $591 thousand in 2021.In the fourth quarter of 2022 the net profit amounted to $1,147 thousand an increase of 128% as compared to a net profit of $503 thousand in the fourth quarter of 2021.

● Net cash from operating activities for the full year ended December 31, 2022 amounted to $3,237 thousand, compared to $4,366 thousand in the corresponding period in 2021.

Commenting on the results, Mr. Amihay Hadad, CEO of Viewbix, said, “We are thrilled with the impressive financial results we achieved in 2022. The acquisition of Cortex and the continued focus on our main activities have been instrumental in driving our growth. We are excited to build on this momentum and continue providing innovative ad-tech platforms to help us succeed. In addition to our organic growth, we plan to continue to pursue strategic opportunities to leverage our presence in the digital advertising market and expand into new segments.”

Financial Highlights for the fiscal year ended December 31, 2022 and for the Fourth of Quarter of 2022 (Including EBITDA Reconciliation):

U.S. dollars in thousands	For the year ended December 31			For the three months ended December 31
	2022	2021	%	2022	2021	%
Revenues	96,603	45,224	114%	30,488	21,350	43%
Operating income	2,726	541	404%	1,319	585	125%
EBITDA	5,535	2,482	123%	2,077	1,237	68%
Adjusted EBITDA	5,772	2,661	117%	2,153	1,428	51%
GAAP Net Income	1,117	591	89%	1,147	503	128%
Non- GAAP Net Income	3,850	2,711	42%	1,896	1,346	41%
Net Cash from Operations	3,237	4,366	-26%	1,062	2,802	-62%

U.S. dollars in thousands	For the year ended December 31		For the three months ended December 31
	2022	2021	2022	2021
GAAP Net Income	1,117	591	1,147	503
Financial (income) expenses, net	1,456	(140)	82	(49)
Taxes on income	153	90	90	131
Depreciation and amortization	2,809	1,941	758	652
EBITDA	5,535	2,482	2,077	1,237
Other expenses	166	222	45	196
Share-based compensation, expenses (income)	71	(43)	31	(5)
Adjusted EBITDA	5,772	2,661	2,153	1,428
Financial income (expenses), net	(1,456)	140	(82)	49
Taxes on income	(153)	(90)	(90)	(131)
Deferred tax income in connection with amortization of intangible assets	(313)	-	(85)	-
Non- GAAP Net Income	3,850	2,711	1,896	1,346

Financial Comparison for the fiscal year ended December 31, 2022 and for the Fourth of Quarter of 2022

Adjusted EBITDA: Adjusted EBITDA was $5,772 thousands, for the fiscal year ended December 31, 2022, an increase of 117% compared to $2,661 thousands, compared to the fiscal year ended December 31, 2021. A reconciliation of GAAP Net Income to Adjusted EBITDA is included in this press release. In the fourth quarter of 2022, Adjusted EBITDA was $2,153 thousand, an increase of 51% compared to the fourth quarter of 2021.

Non-GAAP Net Income: Non-GAAP net income increased by 42% to $3,850 thousand for the fiscal year ended December 31, 2022. In the fourth quarter of 2022, Non-GAAP Net Income, increase by 41% compared to the fourth quarter of 2021. A reconciliation of GAAP to non-GAAP net income is included in this press release.

Use of Non-GAAP Measures

Viewbix’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the U.S. Securities and Exchange Commission (the “SEC”). Viewbix has provided in this release certain financial information that has not been prepared in accordance with GAAP. Viewbix’s management believes that the non-GAAP EBITDA described in the release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Viewbix’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Viewbix’s industry. However, the non-GAAP financial measures that Viewbix uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude share-based compensation expenses, acquisition related expenses, amortization of acquired intangible assets and the related taxes thereon. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is defined as operating income excluding stock-based compensation expenses, depreciation, acquisition related items consisting of amortization of intangible assets, acquisition related expenses.

About Viewbix Inc.

Viewbix, together with its subsidiaries Gix Media Ltd. and Cortex Media Group Ltd., operates in the field of digital advertising (the “Group”). The Group offers two main platforms: ad-search and digital content. The search platform develops a variety of technological software solutions, that automate, optimize and monetize online campaigns, by acquiring and routing internet user traffic to search engines. The digital content platform creates, edits and markets content in various languages to various target audiences in order to generate revenues from advertisements displayed together with the content, which are posted numerous digital content, marketing and advertising platforms (such as Google, Facebook, Yahoo and Apple), in order to attract internet user traffic for advertisers. Viewbix’s technological tools allow advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their websites.

For more information about Viewbix, visit https://corp.viewbix.com/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on Viewbix’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed in any filings with the SEC. Except as otherwise required by law, Viewbix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Viewbix is not responsible for the contents of third-party websites.

INVESTOR RELATIONS CONTACTS:

Michal Efraty

Investor Relations

+972-(0)52-3044404

michal@efraty.com